Registration No. 333-124700

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOKIA CORPORATION
(Exact name of registrant as specified in its charter)

Republic of Finland	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
Keilalahdentie 4, P.O. Box 226
FIN-00045 NOKIA GROUP
Espoo, Finland
(011) 358-9-18071
(Address of principal executive offices)
NOKIA PERFORMANCE SHARE PLAN 2005
(Full title of the plan)

Louise Pentland
Nokia Holding, Inc.
6000 Connection Drive
Irving, Texas 75039
+1 (972) 894-5000
(Name, address and telephone number of agent for service)
Copies to:
Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
+1 (212) 848 7171

SIGNATURES

Explanatory Statement
     This Post Effective Amendment No. 1 to Registration on Form S-8, Registration No. 333-124700 (the “Registration Statement”), is being filed to deregister certain shares (the “Shares”) of Nokia Corporation (the “Registrant” or “Nokia”) that were registered for issuance pursuant to the Nokia Performance Share Plan 2005 (the “2005 Performance Share Plan”). The Registration Statement registered 1,000,000 Shares issuable pursuant to the 2005 Performance Share Plan to employees of Nokia. The Registration Statement is hereby amended to deregister the remaining unissued shares following the expiration of the awards under the 2005 Performance Share Plan.

SIGNATURES
     The Registrant. Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Espoo, Republic of Finland on May 4, 2011.

NOKIA CORPORATION

By:	/s/ Kaarina Ståhlberg	By:	/s/ Esa Niinimäki
	Name: Kaarina Ståhlberg		Name: Esa Niinimäki
	Title: Vice President, Assistant General Counsel		Title: Senior Legal Counsel

     Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed below by the following persons in the indicated capacities on May 4, 2011.
Members of the Board of Directors:

/s/ Stephen Elop	Director
Name: Stephen Elop

/s/ Dr. Bengt Holmström	Director
Name: Dr. Bengt Holmström

/s/ Prof. Dr. Henning Kagermann	Director
Name: Prof. Dr. Henning Kagermann

Director
Name: Per Karlsson

/s/ Jouko Karvinen	Director
Name: Jouko Karvinen

Director
Name: Helge Lund

/s/ Isabel Marey-Semper	Director
Name: Isabel Marey-Semper

/s/ Jorma Ollila	Chairman of the Board of Directors
Name: Jorma Ollila

/s/ Dame Marjorie Scardino	Vice Chairman, Director
Name: Dame Marjorie Scardino

/s/ Risto Siilasmaa	Director
Name: Risto Siilasmaa

/s/ Kari Stadigh	Director
Name: Kari Stadigh

President and Chief Executive Officer:

/s/ Stephen Elop
Name: Stephen Elop

Chief Financial Officer (whose functions
include those of Chief Accounting Officer):

/s/ Timo Ihamuotila
Name: Timo Ihamuotila

Authorized Representative in the United States:

/s/ Louise Pentland
Name: Louise Pentland